BlackRock Advantage U.S. Total Market Fund, Inc.
(the "Fund")

Master Advantage U.S. Total Market LLC
(the "Master LLC")

Sub-Item 77C: Submission of matters to a vote of security holders

A Joint Special Meeting of Shareholders of the Fund and the
Master LLC was held on October 30, 2017 for shareholders to vote on the following proposals applicable to the Fund and the Master
LLC:


Proposal 2. To approve a change in the investment objective of each of the Fund and the Master LLC and to make the investment objective a non-fundamental policy of each of the Fund and the Master LLC that may be changed by the Board of Directors of the Fund and the Board of Directors of the Master LLC, respectively, without shareholder approval.

Votes For
[   ]

Votes Against
[   ]

Abstain
[   ]


Proposal 3. To provide voting instructions to the Fund to vote for the change in the Master LLC's investment objective as contemplated by Proposal 2.

Votes For
[   ]

Votes Against
[   ]

Abstain
[   ]


Proposal 5. To approve the amendment or elimination of certain of the Fund's and the Master LLC's respective fundamental investment restrictions as follows:

5A.      To amend the fundamental investment restriction
regarding concentration.


Votes For
[   ]

Votes Against
[   ]

Abstain
[   ]


5B.      To amend the fundamental investment restriction
regarding borrowing.


Votes For
[   ]

Votes Against
[   ]

Abstain
[   ]


5C.      To amend the fundamental investment restriction
regarding the issuance of senior securities.


Votes For
[   ]

Votes Against
[   ]

Abstain
[   ]


5D.      To amend the fundamental investment restriction
regarding investing in real estate.


Votes For
[   ]

Votes Against
[   ]

Abstain
[   ]


5E.      To amend the fundamental investment restriction
regarding underwriting.


Votes For
[   ]

Votes Against
[   ]

Abstain
[   ]


5F.      To amend the fundamental investment restriction
regarding investing in commodities.


Votes For
[   ]

Votes Against
[   ]

Abstain
[   ]


5G.      To amend the fundamental investment restriction
regarding lending.


Votes For
[   ]

Votes Against
[   ]

Abstain
[   ]


5H.      To eliminate the fundamental investment restriction
regarding investing for the purpose of exercising control or management.


Votes For
[   ]

Votes Against
[   ]

Abstain
[   ]


Proposal 6. To provide voting instructions to the Fund to vote for the amendment or elimination of certain of the Master LLC's fundamental investment restrictions as contemplated by Proposal
5.

6A.      To amend the fundamental investment restriction
regarding concentration.


Votes For
[   ]

Votes Against
[   ]

Abstain
[   ]


6B.      To amend the fundamental investment restriction
regarding borrowing.


Votes For
[   ]

Votes Against
[   ]

Abstain
[   ]


6C.      To amend the fundamental investment restriction
regarding the issuance of senior securities.


Votes For
[   ]

Votes Against
[   ]

Abstain
[   ]


6D.      To amend the fundamental investment restriction
regarding investing in real estate.


Votes For
[   ]

Votes Against
[   ]

Abstain
[   ]


6E.      To amend the fundamental investment restriction
regarding underwriting.


Votes For
[   ]

Votes Against
[   ]

Abstain
[   ]


6F.      To amend the fundamental investment restriction
regarding investing in commodities.


Votes For
[   ]

Votes Against
[   ]

Abstain
[   ]


6G.      To amend the fundamental investment restriction
regarding lending.


Votes For
[   ]

Votes Against
[   ]

Abstain
[   ]


6H.      To eliminate the fundamental investment restriction
regarding investing for the purpose of exercising control or management.


Votes For
[   ]

Votes Against
[   ]

Abstain
[   ]